EXHIBIT 24.1

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of IA Global, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Derek Schneideman and Mark Scott, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, for him or her and in his or her name, place and stead, to sign and file under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to the registration for sale of the Company's common stock, par value $.01 per share, to be issued pursuant to the IA Global, Inc. 2007 Stock Incentive Plan and any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Dated: October 8, 2007

Signature	Title

/s/ Derek Schneideman	Director and Chief Executive Officer
Derek Schneideman	(Principal Executive Officer)

/s/ Mark Scott	Director, Chief Operating and Financial Officer
Mark Scott	(Principal Financial and Accounting Officer)

/s/ Hideki Anan	Director

Hideki Anan

/s/ Clifford J. Bernstein	Director

Clifford J. Bernstein

/s/ Masazumi Ishii	Director

Masazumi Ishii

/s/ Eric La Cara	Director

Eric La Cara

/s/ Mae Towada	Director

Mae Towada